Exhibit 10.8


                              CONSULTING AGREEMENT

          CONSULTING  AGREEMENT (the  "Agreement"),  dated as of March 15, 2001,
between  Albertson's,   Inc.,  a  Delaware  corporation  (the  "Company"),   and
____________________ (the "Advisor").


          Advisor has determined to tender his resignation to the Board of Directors of the Company (the "Board") effective upon the adjournment of the Company's 2001 Annual Meeting (the "Resignation Date"). Notwithstanding such resignation, the Board desires that the Company and its stockholders shall continue to benefit from the experience and ability of the Advisor as a consultant to the Company, and the Advisor is willing to commit himself to serve as a Special Advisor to the Board, on the terms and conditions herein provided. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. RETAINER. The Company hereby retains the Advisor, effective as of the Resignation Date, and the Advisor hereby agrees to become a Special Advisor to the Board for the Term provided in Section 3 to render the consulting services described in Section 2.

     2.   DUTIES.

     2.1 Assignment of Duties. During the Term, as defined in Section 3 of this Agreement, the Advisor shall be available to the Company to provide such consulting and other services as may reasonably be required of him by the Board.

     2.2 Availability. The Advisor agrees to devote to the Company such time as shall be necessary for the effective conduct of his duties hereunder. Advisor shall be permitted to engage in outside business and other interests that do not conflict with such duties. Advisor shall not be required to provide services to the Company in excess of ten hours per month.

     3. TERM. The term of the Advisor's retainer under this Agreement (the "Term") shall commence on the Resignation Date (also called the "Effective Date") and shall expire on the second anniversary of the Effective Date unless sooner terminated pursuant to Section 5 of this Agreement.




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     4.   COMPENSATION.

     4.1 Cash Portion of Consulting Fee. The Company shall pay the Advisor a cash fee at the rate of $40,000 per annum during the Term (the "Consulting Fee"). The Consulting Fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Company. All such payments shall be subject to deduction and withholding (if any) authorized or required by applicable law.

     4.2 Equity Portion of Consulting Fee. Advisor shall be awarded $60,000 of Company common stock annually during the Term pursuant to the Company's 1995 Stock-Based Incentive Plan. Advisor may choose to receive such awards in the form of Company common stock, deferred Company stock equivalents or options to purchase Company common stock. Awards in the form of stock options shall be at a ratio of four (4) stock option shares to one (1) share of Company common stock that may otherwise be awarded pursuant to this Section 4.2. Equity compensation awarded pursuant to this Section 4.2 shall be made at the same time, in the same manner, and following the same procedures as apply to equity awards made to non-employee directors of the Company. The compensation provided for in Section
4.1 and 4.2 hereof is referred to herein as the "Consulting Fee."

     4.3 No Offset Effect. Any other compensation received by the Advisor for services performed for the Company or its affiliates shall not operate as an offset to the compensation due pursuant to Section 4.1 or Section 4.2 of this Agreement.

     4.4 Expense Reimbursement. The Company shall reimburse the Advisor for all reasonable out-of-pocket expenses related to travel, entertainment and miscellaneous expense incurred in carrying out his duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the Advisor in such form as required by the Company and consistent with the Company's policy.

     5.   TERMINATION.

     5.1 Termination Upon Death or Disability. In the event of the Advisor's death or total disability (defined as the Advisor's inability to perform his duties under this Agreement for three (3) consecutive fiscal quarters) during the Term, this Agreement shall terminate on the date of such death or disability; provided that, such termination shall not relieve the Company of its



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obligations  to make the  payments  as  described  in  Section 4 hereof  accrued through the date of such termination.

     5.2 Termination for Cause; Voluntary Termination Prior to Term-End. The Company may terminate this Agreement for "Cause" at any time and without notice. The Company shall have "Cause" to terminate this Agreement if (a) Advisor breaches any provision of this Agreement or (b) Advisor engages in conduct which is injurious to the Company as determined by the Board. If the Advisor is terminated by the Company for Cause or if the Advisor voluntarily terminates his services prior to the end of the Term (other than due to the Advisor's death or disability) then the Advisor shall be paid only the Consulting Fee accrued through the date of such termination and the Advisor will forfeit all right to receive any other payments from the Company unless previously earned but unpaid and any other compensation to which he would otherwise be entitled.

     5.3 Termination by the Company other than for Cause. If the Advisor is terminated by the Company other than for Cause prior to the end of the Term, then the Advisor shall be entitled to payment of the total amount of the Consulting Fee which would have been paid hereunder if his services were not so terminated by the Company (less any amount of the Consulting Fee already paid).

     6.   CONFIDENTIALITY.

     6.1 Confidentiality of Trade Secrets or Proprietary Information. Advisor acknowledges that, during Advisor's service with the Company, Advisor has had access to proprietary information, trade secrets, and confidential material of the Company and its affiliates, successors and assigns, including, without limitation, information concerning the Company's operations, policies and procedures, present and future business plans, financial information, budgets and projections, methods of doing business, and marketing, research and development activities and strategies ("Confidential Information"). Advisor agrees, without limitation in time or until the Confidential Information shall become public other than by Advisor's unauthorized disclosure, to maintain the confidentiality of the Confidential Information and refrain from divulging, disclosing, or otherwise using the Confidential Information to the detriment of the Company or its affiliates, successors or assigns, or for any other purpose or no purpose.

     6.2 Enforceability of Provisions/Remedies. Advisor agrees that any breach of the covenants contained in this Section 6 would irreparably injure the Company. Accordingly, the Company may, in addition to pursuing any other remedies they may have in law or in equity, obtain an injunction against Advisor



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from any court  having  jurisdiction  over the matter,  restraining  any further violation of this Section 6 by Advisor.

     7. INDEMNIFICATION. The Company agrees to indemnify, protect, defend and hold the Advisor and his estate, heirs, and personal representatives, harmless from and against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), and all losses, liabilities, damages and expenses, including reasonable attorney's fees incurred by counsel reasonably designated or approved by him, in connection with this Agreement or his services hereunder, provided that any consulting services giving rise to such indemnification shall have been performed by the Advisor in good faith and, to the best of his or her knowledge, in a lawful manner.

     8.   OTHER PROVISIONS.

     8.1 Independent Contractor Status. Advisor hereby acknowledges that Advisor's services to the Company during the Term of this Agreement will be as an independent contractor and not as an employee and even if Advisor is subsequently determined to have been an employee during such Term, he waives any rights he might have to benefits of any type whatsoever, from and after the Effective Date, except as specifically provided for herein.

     8.2 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be effective three (3) business days after it is properly sent by registered or certified mail to the following addresses or twenty-four (24) hours if sent via facsimile:

     If to the Company:         Albertson's, Inc.
                                250 Parkcenter Blvd.
                                Boise, ID 83706
                                Attn:  Corporate Secretary

     If to Advisor, the address set forth on the signature page to this Agreement. Either party to this Agreement may use such other address as either party may from time to time designate by notice.

     8.3  Entire Agreement.   This  Agreement   contains  the  entire  agreement
between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.



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     8.4  Waivers and Amendments.  This  Agreement  may be amended,  superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Each of the sections contained in this Agreement shall be enforceable, independently of every other section in this Agreement, and the invalidity or enforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

     8.5  Governing  Law.  The  validity,   interpretation,   construction   and
performance of this agreement shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

     8.6 Assignment. The services to be rendered by the Advisor hereunder are personal in nature and, thus, the obligations of the Advisor under this Agreement may not be assigned to any other party.

     8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     8.8 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.




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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ALBERTSON'S, INC.



                                       By:_______________________________
                                          Thomas R. Saldin
                                          Executive Vice President and
                                            General Counsel





                                          Advisor



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